Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
FOURTH QUARTER 2025 EPS OF ($1.49) PER SHARE;
AND FFO OF $1.13 PER SHARE

Financial and Operating Highlights
•Net loss attributable to common stockholders of $1.49 per share for the fourth quarter of 2025 and net loss attributable to common stockholders of $1.61 per share for the year ended December 31, 2025, as compared to net income of $0.13 per share and $0.08 per share, respectively, for the same periods in 2024.
•Funds from operations ("FFO") of $1.13 per share for the fourth quarter of 2025. The Company reported FFO of $1.81 per share for the same period in 2024, which included $26.0 million, or $0.36 per share, of gains on discounted debt extinguishments and $7.7 million, or $0.10 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
•FFO of $5.72 per share for the full year of 2025, inclusive of $57.2 million, or $0.75 per share, of gains on discounted debt extinguishments. The Company reported FFO of $8.11 for the full year of 2024, which included $216.1 million, or $3.08 per share, of gains on discounted debt extinguishments and $5.3 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
~~•~~Signed 56 Manhattan office leases totaling 766,783 square feet in the fourth quarter of 2025 and 199 Manhattan office leases totaling 2,568,551 square feet for the full year. The mark-to-market on signed Manhattan office leases was 6.4% higher for the fourth quarter and 1.2% higher for the full year than the previous fully escalated rents on the same spaces.
•Manhattan same-store office occupancy increased to 93.0% as of December 31, 2025, inclusive of leases signed but not yet commenced.

Investing Highlights
•In January 2026, closed on the previously announced acquisition of Park Avenue Tower, located at 65 East 55th Street, for $730.0 million. The acquisition was financed with a new, five-year, fixed rate $480.0 million mortgage that carries a stated coupon of 5.30%, which the Company hedged to an effective rate of 5.25%.
•Closed on the sale of a 49.0% joint venture interest in 100 Park Avenue for a gross asset valuation of $425.0 million. The transaction generated cash proceeds to the Company of $34.9 million.
•Closed on the acquisition of our joint venture partners' combined 39.5% interest in 800 Third Avenue for total consideration of $5.1 million.
•Closed on the purchase of 346 Madison Avenue and the adjacent site at 11 East 44th Street for $160.0 million.
Financing Highlights
•Closed on a modification and extension of the mortgage on 100 Park Avenue. The modification extended the final maturity date to January 2029, inclusive of all available extension options, at a floating rate of 2.42% over Term SOFR, which the Company hedged to a fixed rate of 5.73% through the initial maturity date in January 2028.
•Closed on a modification and extension of the mortgage on 800 Third Avenue. The modification extended the final maturity date to February 2031, inclusive of all available extension options. The floating rate was maintained at 1.70% over Term SOFR, which the Company hedged to a fixed rate of 5.03% from February 2026 through the initial maturity date in February 2029.
Special Servicing and Asset Management Highlights
•The Company's special servicing business increased by $0.7 billion in active assignments, which now totals $8.4 billion, with an additional $9.9 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.

NEW YORK, January 28, 2026 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net loss attributable to common stockholders for the quarter ended December 31, 2025 of $104.6 million, or $1.49 per share, as compared to a net income of $9.4 million, or $0.13 per share, for the same period in 2024.
The Company reported a net loss attributable to common stockholders for the year ended December 31, 2025 of $111.9 million, or $1.61 per share as compared to net income of $7.1 million, or $0.08 per share for the same period in 2024.
The Company reported FFO for the quarter ended December 31, 2025 of $86.2 million or $1.13 per share. The Company reported FFO of $131.9 million, or $1.81 per share, for the same period in 2024, which included $26.0 million, or $0.36 per share, of gains on discounted debt extinguishments and $7.7 million, or $0.10 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
The Company reported FFO for the year ended December 31, 2025 of $437.7 million or $5.72 per share, inclusive of $57.2 million, or $0.75 per share, of net gain on discounted debt extinguishment at 1552-1560 Broadway, and net of $14.5 million, or $0.19 per share, of investment reserves, $13.9 million, or $0.18 per share of transaction costs primarily attributable to the Company's pursuit of a casino license, and $3.8 million, or $0.05 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $569.8 million, or $8.11 per share, for the same period in 2024, which included $216.1 million, or $3.08 per share, of gains on discounted debt extinguishments and $5.3 million, or $0.07 per share, of positive non-cash fair value adjustments on mark-to-market derivatives.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 3.4% for the fourth quarter of 2025 and 2.0% for the year ended December 31, 2025, excluding lease termination income, as compared to the same period in 2024.
During the fourth quarter of 2025, the Company signed 56 office leases in its Manhattan office portfolio totaling 766,783 square feet. The average rent on the Manhattan office leases signed in the fourth quarter of 2025 was $98.26 per rentable square foot with an average lease term of 8.5 years and average tenant concessions of 8.8 months of free rent with a tenant improvement allowance of $97.54 per rentable square foot. Thirty-six leases comprising 462,805 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $91.74 per rentable square foot, representing a 6.4% increase over the previous fully escalated rents on the same office spaces.

During the year ended December 31, 2025, the Company signed 199 office leases in its Manhattan office portfolio totaling 2,568,551 square feet. The average rent on the Manhattan office leases signed in 2025 was $91.77 per rentable square foot with an average lease term of 8.8 years and average tenant concessions of 8.6 months of free rent with a tenant improvement allowance of $93.62 per rentable square foot. One hundred twenty-nine leases comprising 1,452,438 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $90.04 per rentable square foot, representing a 1.2% increase over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio increased to 93.0% as of December 31, 2025, inclusive of leases signed but not yet commenced, as compared to 92.4% as of September 30, 2025 and 92.5% as of December 31, 2024.
Significant leasing activity in the fourth quarter includes:
•New expansion lease with a financial services company for 92,663 square feet at One Madison Avenue;
•New lease with Moroccan Oil for 68,965 square feet at 1185 Avenue of the Americas;
•Early renewal and new expansion lease with Wells Fargo Clearing Services, Inc. for 49,865 square feet at 280 Park Avenue;
•New lease with Groombridge, Wu, Baughman & Stone LLP for 42,866 square feet at 1185 Avenue of the Americas;
•New expansion lease with Elliot Management Corporation for 39,850 square feet at 280 Park Avenue;
•New expansion lease with Ares Management LLC for 38,358 square feet at 245 Park Avenue;
•New lease with Cliffwater LLC for 37,987 square feet at 245 Park Avenue;
•New expansion lease with Houlihan Lokey Inc. for 37,224 square feet at 245 Park Avenue.

Investment Activity
In January 2026, the Company closed on the purchase of Park Avenue Tower, located at 65 East 55th Street, for $730.0 million, fortifying the Company's substantial presence on Park Avenue. The acquisition was financed with a new, five-year, fixed rate $480.0 million mortgage that carries a stated coupon of 5.30%, which the Company hedged to an effective rate of 5.25%.
In December, the Company closed on the sale of a 49.0% joint venture interest in 100 Park Avenue for a gross asset valuation of $425.0 million. The transaction generated cash proceeds to the Company of $34.9 million.
In October, the Company closed on the acquisition of our joint venture partners' combined 39.5% interest in 800 Third Avenue for total consideration of $5.1 million.
In October, the Company closed on the purchase of 346 Madison Avenue and the adjacent site at 11 East 44th Street for $160.0 million, providing the Company the opportunity to pursue a world-class, ground-up new office development.
Financing Activity
In December, the Company closed on a modification and extension of the mortgage on 100 Park Avenue. The modification extended the final maturity date to January 2029, inclusive of all available extension options, at a floating rate of 2.42% over Term SOFR, which the Company hedged to a fixed rate of 5.73% through the initial maturity date in January 2028.
In October, the Company closed on a modification and extension of the mortgage on 800 Third Avenue. The modification extended the final maturity date to February 2031, inclusive of all available extension options. The floating rate was maintained at 1.70% over Term SOFR, which the Company hedged to a fixed rate of 5.03% from February 2026 through the initial maturity date in February 2029.
Special Servicing and Asset Management Activity
The Company's special servicing business increased by $0.7 billion in active assignments, which now totals $8.4 billion, with an additional $9.9 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.

Dividends
In the fourth quarter of 2025, the Company declared:
•Two monthly ordinary dividends on its outstanding common stock of $0.2575 per share, which were paid in cash on November 17 and December 15, 2025;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period October 15, 2025 through and including January 14, 2026, which was paid in cash on January 15, 2026, and is the equivalent of an annualized dividend of $1.625 per share.
On December 5, 2025, the Company announced a modification to its dividend policy. Beginning in fiscal year 2026, ordinary dividends will be declared and paid quarterly rather than monthly. The ordinary dividend will continue to be paid in cash.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, January 29, 2026, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BIdf54cb0f07f14525b86bd3b1dcc871fd.
Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of December 31, 2025, SL Green held interests in 56 buildings totaling 31.4 million square feet. This included ownership interests in 28.0 million square feet of Manhattan buildings and 2.7 million square feet securing debt and preferred equity investments, excluding fund investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.
Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Revenues:	2025	2024	2025	2024

Rental revenue, net	$159,816	$139,613	$601,541	$542,995
Escalation and reimbursement revenues	23,497	17,317	78,564	63,004
SUMMIT Operator revenue	35,920	38,571	122,344	133,214
Investment income	2,568	5,415	29,377	24,353
Interest income from real estate loans held by consolidated securitization vehicles	14,866	14,209	62,734	18,980
Other income	39,800	30,754	108,486	103,726
Total revenues	276,467	245,879	1,003,046	886,272
Expenses:
Operating expenses, including related party expenses of $0 and $9 in 2025 and $5 and $7 in 2024	61,259	50,150	226,099	189,598
Real estate taxes	42,429	33,692	155,023	128,187
Operating lease rent	6,106	5,287	24,423	24,423
SUMMIT Operator expenses	33,794	28,792	116,364	111,739
Interest expense, net of interest income	49,422	38,153	187,656	147,220
Amortization of deferred financing costs	1,901	1,734	7,054	6,619
SUMMIT Operator tax benefit	478	1,949	3,259	730
Interest expense on senior obligations of consolidated securitization vehicles	14,866	11,304	60,693	14,634
Depreciation and amortization	67,839	53,436	255,713	207,443
Loan loss and other investment reserves, net of recoveries	—	—	(71,326)	—
Transaction related costs	341	138	13,942	401
Marketing, general and administrative	22,306	22,827	89,310	85,187
Total expenses	300,741	247,462	1,068,210	916,181

Equity in net loss from unconsolidated joint ventures	(25,251)	(279,752)	(56,143)	(179,695)
Loss from debt fund investments, net	(3,222)	—	(1,446)	—
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,142	189,138	86,068	208,144
Purchase price and other fair value adjustments	(28,143)	125,287	(36,233)	88,966
(Loss) gain on sale of real estate, net	(426)	(1,705)	(2,143)	3,025
Depreciable real estate reserves	(23,546)	(38,232)	(32,092)	(104,071)
Gain on sale of marketable securities	—	—	10,232	—
Gain on early extinguishment of debt	—	25,985	—	43,762
Net (loss) income	(103,720)	19,138	(96,921)	30,222
Net (loss) income attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	7,170	(663)	7,673	(497)
Noncontrolling interests in other partnerships	(2,108)	(3,222)	971	928
Preferred units distributions	(2,172)	(2,158)	(8,633)	(8,643)
Net (loss) income attributable to SL Green	(100,830)	13,095	(96,910)	22,010
Perpetual preferred stock dividends	(3,737)	(3,737)	(14,950)	(14,950)
Net (loss) income attributable to SL Green common stockholders	$(104,567)	$9,358	$(111,860)	$7,060
Earnings Per Share (EPS)
Basic (loss) earnings per share	$(1.49)	$0.13	$(1.61)	$0.08
Diluted (loss) earnings per share	$(1.49)	$0.13	$(1.61)	$0.08

Funds From Operations (FFO)
Basic FFO per share	$1.16	$1.87	$5.88	$8.29
Diluted FFO per share	$1.13	$1.81	$5.72	$8.11

Basic ownership interest
Weighted average REIT common shares for net income per share	70,468	67,167	70,443	65,062
Weighted average partnership units held by noncontrolling interests	3,863	3,487	3,964	3,674
Basic weighted average shares and units outstanding	74,331	70,654	74,407	68,736

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,731	69,428	72,503	66,594
Weighted average partnership units held by noncontrolling interests	3,863	3,487	3,964	3,674
Diluted weighted average shares and units outstanding	76,594	72,915	76,467	70,268

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	December 31,	December 31,
	2025	2024
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,699,215	$1,357,041
Building and improvements	4,012,305	3,862,224
Building leasehold and improvements	1,448,112	1,388,476
	7,159,632	6,607,741
Less: accumulated depreciation	(2,306,377)	(2,126,081)
	4,853,255	4,481,660
Cash and cash equivalents	155,747	184,294
Restricted cash	180,748	147,344
Investment in marketable securities	23,666	22,812
Tenant and other receivables	45,524	44,055
Related party receivables	16,293	26,865
Deferred rents receivable	266,678	266,428
Debt and preferred equity investments, net of discounts and deferred origination fees of $14 and $1,618 in 2025 and 2024, respectively, and allowances of $454 and $13,520 in 2025 and 2024, respectively	168,358	303,726
Investments in unconsolidated joint ventures	2,624,755	2,690,138
Debt fund investments, at fair value	152,958	—
Deferred costs, net	129,019	117,132
Right-of-use assets - operating leases	864,430	865,639
Real estate loans held by consolidated securitization vehicles (includes $1,023,877 and $584,134 at fair value as of December 31, 2025 and December 31, 2024, respectively)	1,023,877	709,095
Other assets	577,299	610,911
Total assets	$11,082,607	$10,470,099

Liabilities
Mortgages and other loans payable	$2,154,499	$1,951,024
Revolving credit facility	640,000	320,000
Unsecured term loan	1,150,000	1,150,000
Unsecured notes	—	100,000
Deferred financing costs, net	(13,063)	(14,242)
Total debt, net of deferred financing costs	3,931,436	3,506,782
Accrued interest payable	15,221	16,527
Accounts payable and accrued expenses	134,621	122,674
Deferred revenue	147,419	164,887
Lease liability - financing leases	108,183	106,853
Lease liability - operating leases	805,192	810,989
Dividend and distributions payable	2,536	21,816
Security deposits	68,276	60,331
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles (includes $1,023,877 and $567,487 at fair value as of December 31, 2025 and December 31, 2024, respectively)	1,023,877	590,131
Other liabilities (includes $244,941 and $251,096 at fair value as of December 31, 2025 and December 31, 2024, respectively)	392,756	414,153
Total liabilities	6,729,517	5,915,143

Commitments and contingencies
Noncontrolling interests in Operating Partnership	241,371	288,941
Preferred units and redeemable equity	199,271	196,064

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 and 9,200 issued and outstanding at both December 31, 2025 and December 31, 2024	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,159 and 71,097 issued and outstanding at December 31, 2025 and December 31, 2024, respectively	711	711
Additional paid-in capital	4,212,590	4,159,562
Accumulated other comprehensive (loss) income	(22,198)	18,196
Retained deficit	(741,880)	(449,101)
Total SL Green Realty Corp. stockholders’ equity	3,671,155	3,951,300
Noncontrolling interests in other partnerships	241,293	118,651
Total equity	3,912,448	4,069,951
Total liabilities and equity	$11,082,607	$10,470,099

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Funds From Operations (FFO) Reconciliation:	2025	2024	2025	2024

Net (loss) income attributable to SL Green common stockholders	$(104,567)	$9,358	$(111,860)	$7,060
Add:
Depreciation and amortization	67,839	53,436	255,713	207,443
Joint venture depreciation and noncontrolling interest adjustments	65,677	69,636	312,025	287,671
Net (loss) income attributable to noncontrolling interests	(5,062)	3,885	(8,644)	(431)
Less:
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	1,142	189,138	86,068	208,144
Purchase price and other fair value adjustments	(28,226)	117,195	(33,517)	83,430
(Loss) gain on sale of real estate, net	(426)	(1,705)	(2,143)	3,025
Depreciable real estate reserves	(23,546)	(38,232)	(32,092)	(104,071)
Depreciable real estate reserves in unconsolidated joint venture	(12,812)	(263,190)	(14,592)	(263,190)
Depreciation on non-rental real estate assets	1,526	1,226	5,838	4,583
FFO attributable to SL Green common stockholders and unit holders	$86,229	$131,883	$437,672	$569,822

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating income and Same-store NOI Reconciliation:	2025	2024	2025	2024

Net (loss) income	$(103,720)	$19,138	$(96,921)	$30,222

Depreciable real estate reserves	23,546	38,232	32,092	104,071
Loss (gain) on sale of real estate, net	426	1,705	2,143	(3,025)
Purchase price and other fair value adjustments	28,143	(125,287)	36,233	(88,966)
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	(1,142)	(189,138)	(86,068)	(208,144)
Gain on sale of marketable securities	—	—	(10,232)	—
Depreciation and amortization	67,839	53,436	255,713	207,443
SUMMIT Operator tax benefit	478	1,949	3,259	730
Amortization of deferred financing costs	1,901	1,734	7,054	6,619
Interest expense, net of interest income	49,422	38,153	187,656	147,220
Interest expense on senior obligations of consolidated securitization vehicles	14,866	11,304	60,693	14,634
Operating income (loss)	81,759	(148,774)	391,622	210,804

Equity in net loss from unconsolidated joint ventures	25,251	279,752	56,143	179,695
Loss from debt fund investments, net	3,222	—	1,446	—
Marketing, general and administrative expense	22,306	22,827	89,310	85,187
Transaction related costs	341	138	13,942	401
Loan loss and other investment reserves, net of recoveries	—	—	(71,326)	—
SUMMIT Operator expenses	33,794	28,792	116,364	111,739
Gain on early extinguishment of debt	—	(25,985)	—	(43,762)
Investment income	(2,568)	(5,415)	(29,377)	(24,353)
Interest income from real estate loans held by consolidated securitization vehicles	(14,866)	(14,209)	(62,734)	(18,980)
SUMMIT Operator revenue	(35,920)	(38,571)	(122,344)	(133,214)
Non-building revenue	(33,024)	(20,704)	(73,431)	(68,881)
Net operating income (NOI)	80,295	77,851	309,615	298,636

Equity in net loss from unconsolidated joint ventures	(25,251)	(279,752)	(56,143)	(179,695)
SLG share of unconsolidated JV depreciable real estate reserves	12,812	263,190	14,592	263,190
SLG share of unconsolidated JV depreciation and amortization	64,654	67,046	259,498	275,098
SLG share of unconsolidated JV amortization of deferred financing costs	5,882	3,459	15,738	11,334
SLG share of unconsolidated JV interest expense, net of interest income	68,827	67,099	263,710	276,852
SLG share of unconsolidated JV transaction related costs	—	—	—	—
SLG share of unconsolidated JV gain on early extinguishment of debt	—	—	(57,187)	(172,369)
SLG share of unconsolidated JV investment income	(426)	(5,048)	(14,366)	(11,513)
SLG share of unconsolidated JV loan loss and other investment reserves, net of recoveries	—	—	14,531	—
SLG share of unconsolidated JV non-building revenue	(3,517)	147	(8,580)	(3,051)
NOI including SLG share of unconsolidated JVs	203,276	193,992	741,408	758,482

NOI from other properties/affiliates	(31,406)	(21,690)	(59,851)	(83,520)
Same-Store NOI	171,870	172,302	681,557	674,962

Straight-line and free rent	(1,657)	(403)	1,433	(2,800)
Amortization of acquired above and below-market leases, net	1,021	830	3,516	2,578
Operating lease straight-line adjustment	204	204	815	815
SLG share of unconsolidated JV straight-line and free rent	(9,656)	(5,883)	(32,519)	(12,763)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,328)	(6,393)	(24,826)	(24,405)
Same-store cash NOI	$155,454	$160,657	$629,976	$638,387

Lease termination income	(704)	(2,743)	(5,629)	(6,344)
SLG share of unconsolidated JV lease termination income	(2,184)	—	(7,602)	(2,515)
Same-store cash NOI excluding lease termination income	$152,566	$157,914	$616,745	$629,528

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of Nareit in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of Nareit in September 2017 defines EBITDAre as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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